UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2010 (May 21, 2010)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-10822	62-1470956
(Commission File No.)	(IRS Employer
Identification Number)

222 Robert Rose Drive
Murfreesboro, TN 37129
(Address of principal executive offices, including zip code)

(615) 890-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 7.01.   Regulation FD Disclosure.

The Company is furnishing information on its Normalized Funds From Operations (FFO) and Normalized Funds Available for Distribution (FAD) and related per share amounts for each of the fiscal quarters and year ended December 31, 2009.  The Company began to disclose these financial measures in its supplemental financial information beginning with fiscal quarter ended March 31, 2010.  See Exhibit 99 to this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

Exhibit Index

Number	Exhibit
99	Normalized Funds From Operations (FFO) and Normalized Funds Available for Distribution (FAD) and related per share amounts for each of the fiscal quarters and year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Investors, Inc.

By: /s/Roger R. Hopkins
Name: Roger R. Hopkins
Title: Chief Accounting Officer

Date: May 21, 2010